 QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.17

SCHEDULE TO MASTER LEASE AGREEMENT

Schedule Number 10809.001

    THIS SCHEDULE made as of October 19, 1995, by and between U.S. BANCORP LEASING & FINANCIAL ("Lessor"), having its principal place of business at 825 N.E. Multnomah, Suite 800, Portland, Oregon 97232, and R-B Rubber Products, Inc. ("Lessee"), having its principal place of business located at 904 E. 10th Avenue, McMinnville, Oregon 97128, to the Master Lease Agreement dated as of October 19, 1995 between the Lessee and the Lessor (the "Lease"). Capitalized terms used but not defined herein are used with the respective meanings specified in the Lease.

LESSOR AND LESSEE HEREBY COVENANT AND AGREE AS FOLLOWS:

(a)
The following specified equipment (the "Property") is hereby made and constituted Property for all purposes pursuant to the Lease:

Tire Chip Infeed System (RB Rubber Inventory Control #RB95001—Omega Industries Auger Bin, Hydraulic Live Floor Trailer Drive)
Rotex Crumb Rubber Screen (RB Rubber Inventory Control #RB95002—Rotex Screen model 522A s/n R521294)
Recycled Crumb Rubber Air Conveyor (RB Rubber Inventory Control #RB95003—model 913 30hp Fan, Cyclone, Ductwork)
Primary Tire Shredder System (RB Rubber Inventory Control #RB95004—Untha model RS50TR-750-44 Shredder s/n 5089, Shredder Stand, Feed and Removal Conveyors)
Tier Wire Removal Magnets (RB Rubber Inventory Control #RB95005—Cross Belt Magnet Conveyors 1-model 10PCB6KEL & 2-model 8PCB5KEL)
Crumb Rubber Refiner Mill (RB Rubber Inventory Control #RB95006—Farrel 2 Roll Refiner Mill) Recycled Rubber Matting Cutting and Shearing System (RB Rubber Inventory Control #RB95007—Flow International Water Culler, Prometco Pinch Rollers, Entec Nozzle Assembly, Kizer Air Table)
Mat Press Infeed System (RB Rubber Inventory Control #RB95008—Scott Horizontal Ribbon Blender, Dings model 23108 Ferroplate Padeye, Toledo Flexmount model 2500 Motion Scale)
The above units are complete as equipped including, but not limited to, all attachments, accessories & replacements relating thereto.

(b)
The cost of the Property is $550,000.00;

Please Initial Here [Illegible]

(c)
This Schedule shall commence on November 10, 1995 and shall continue for 84 months thereafter.

(d)
Lessee shall owe 84 basic monthly rental payments in arrears each in the amount of $6,330.00 (plus applicable sales/use taxes). The first such payment shall be due on December 10, 1995 and shall continue on the same day of each month thereafter until the end of the term of this Schedule. In addition, Lessee shall pay daily pro rata rental in the amount of $211.00 per day (plus applicable sales/use taxes) from the date on which Lessee executes a Delivery and Acceptance Certificate for the Property through November 9, 1995. Such daily pro rata rental shall be due and payable on November 10, 1995.

(e)
The Property will be installed or stored at the following address: 904 E. 10th Avenue, McMinnville, Oregon 97128, COUNTY: Yamhill;

(f)
The record owner of the premises at which the Property will be installed or stored is: ;

1.  TITLE PASSAGE.  a. As long as no event of default has occurred under the Lease, Lessee shall have the options, to purchase all, but not part, of the Property at the end of 60 months (on December 10, 2000) hereinafter called the "Mid-Term Option Date" and "Mid-Term Option" or at the end of the Term or any renewal thereof (hereinafter called the "End of Term Option Date" and "End of Term Option").

    b.  The above Options may only be exercised by Lessee by written notice of such exercise to Lessor, which notice must be received by Lessor not later than thirty (30) days prior to: 1) the Mid-Term Option Date to exercise the Mid-Term Option; or 2) the End of Term Option Date to exercise the End of Term Option. Payment of the purchase price must be received by Lessor on or before the Mid-Term Option Date or the End of Term Option Date as appropriate.

    c.  The Mid-Term Option purchase price for the Property shall be $176,777.59. The End of Term purchase price for the Property shall be the fair market value of the Property at the time of such exercise as mutually agreed upon by Lessor and Lessee. If such parties cannot agree thereon after good faith negotiation, the purchase price of the Property shall be the arithmetic mean of two appraisals of the then fair market value of the Property, each such appraisal to be made by a reputable independent equipment appraiser, one such appraiser chosen by Lessor and one such appraiser chosen by Lessee. The cost of such appraisals shall be borne by Lessee.

    d.  The Mid-Term Option purchase price shall only be applicable in the event that the Mid-Term Option is exercised in accordance with its Terms. Such purchase price shall not be deemed to be equal to the "anticipated residual value" as such phrase is used in the Lease.

    e.  Upon receipt of payment of the purchase price together with any and all applicable sales or other taxes due in connection therewith, and any and all remaining sums or other amounts payable under this Schedule, Lessor shall transfer all its right, title and interest in and to the Property to Lessee. The Property shall be transferred "As Is" and "Where Is" without any express or implied representations or warranties.

    f.  Should Lessee fail to exercise the End of Term Option in accordance with its Terms, then Lessor, at its sole option, shall have the right to: a) declare the End of Term Option terminated and demand immediate return of the Property; or, b) extend the Term for an additional six (6) months (the "Extended Term"). Should Lessor elect to extend the Term, Lessee shall be irrevocably obligated to remit basic monthly rent for the period beginning on the day immediately succeeding the last day of the original Term (the "Holdover Date") and ending at the end of the sixth (6) month thereafter. A payment of such rent being due on the Holdover Date and on the same day of each consecutive month thereafter. Each payment of such rent shall be in the amount of the basic monthly rent for the last month of the Term in accordance with the provisions of this Schedule. All Lessee's other obligations under the Lease shall remain in full force and effect for so long as Lessee shall continue to possess the Property. Upon the expiration of each Extended Term, Lessor, at its sole option, shall have the right to: a) permit Lessee to exercise the End of Term Option in accordance with its Terms; b) declare the End of Term Option terminated and demand immediate return of the Property; or, c) extend the Term for an additional six (6) month Extended Term. Any and all rental payments pursuant to this Paragraph shall be deemed for all intents and purposes to be payments for possession and use of the Property after the expiration of the Term, and shall not be credited to any other obligation of Lessee to Lessor. Lessor's invoicing and/or accepting any such payment shall not give rise to any right, title or interest of Lessee other than to possession and use of the Property during the period to which such rent applies in accordance with this Paragraph. The aforesaid right to charge Lessee rent for possession and use of the Property is not in limitation or derogation of any of Lessor's rights pursuant to the Lease.

2.  MAINTENANCE AND RETURN PROVISIONS.  One hundred eighty (180) days prior to return of the Property, Lessee must demonstrate that the Property can perform at its performance specifications according to the manufacturer's standards. An independent certified technician chosen by Lessor shall demonstrate the performance of the property and the Property's physical condition. If it is determined that improvements under the manufacturer's performance standards are needed, Lessee shall cause such improvements to be made prior to the return of the Property. A certification letter from such technician as to the working condition and performance ability of the Property shall be provided to Lessor. The cost of the technical inspection, assessment and certification shall be borne by Lessee.

    Any special transportation devices, such as metal skids, lifting slings, brackets, etc., which were with the Property when it originally arrived must be used to assist with deinstallation and delivery. Blocking of sliding members, securing of swinging doors, pendants, and their swinging components, wrapping, boxing, bending and labeling of all components and documents must be done in a conscientious and meticulous manner to facilitate the efficient reinstallation. At no time are materials which would be considered "Hazardous Waste" by any regulatory authority to be shipped with the machinery. Replacement parts must be purchased from sources approved by the original manufacturer. No components, tools or attachments are to be removed from the Property.

3.  DEPRECIATION.  Lessor will be entitled to modified accelerated cost recovery depreciation based on 100% of Property Cost using the 200% declining balance method, switching to straight line, for 5 year Property, and zero salvage value.

4.  TAX INDEMNITY.  Lessee hereby represents, warrants, and covenants to Lessor as follows:

    (a) This Lease will be a lease for purposes of Oregon Revised Statutes ("ORS") 469.185–225. Lessor will be treated as the purchaser, owner, lessor, and original user of the Property and Lessee will be treated as the lessee of the Property for such purposes.

    (b) Lessor shall be entitled to the Business Energy Tax Credit ("BETC") with respect to each item of Property as provided by ORS 469.185–225. The applicable BETC available to Lessor in connection with this Schedule is $192,500.

    (c) In the event that, pursuant to ORS 469.185–225, Lessee is deemed to be the party eligible to receive the BETC, then Lessee hereby irrevocably transfers to Lessor all right, title and interest which Lessee has or may have to such BETC and agrees to cooperate with Lessor in any manner necessary to ensure that Lessor continue to receive the benefit of such BETC.

    If for any reason whatsoever any of the representations, warranties, or covenants of Lessee contained in this Lease or in any other agreement relating to the Property shall prove to be incorrect and (i) Lessor shall determine that it is not entitled to claim all or any portion of the BETC in the amount specified (b) above, or (ii) such BETC is disallowed, adjusted, recomputed, reduced, or recaptured, in whole or in part, by the Director of the Oregon Department of Energy or his designee (such determination, disallowance, adjustment, recomputation, reduction, or recapture being herein called a "Loss"), then Lessee shall pay to Lessor as an indemnity and as additional rent such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yield (the "Net Economic Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. The amount payable to Lessor pursuant to this section shall be payable on the next succeeding rental payment date after written demand therefor from Lessor, accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable.

    Further, in the event (i) there shall be any change, amendment, addition, or modification of any provision of Oregon law or regulations thereunder or interpretation thereof with respect to the matters set forth in this section effective prior to the commencement date of the term of this Lease with respect to any Property or (ii) if at any time there shall be any change, amendment, addition, or modification of any provision of Oregon law or regulations thereunder or interpretation thereof with respect to the maximum applicable BETC which results in a decrease in Lessor's Net Economic Return, then Lessor shall recalculate and submit to Lessee the modified rental rate required to provide Lessor with the same Net Economic Return as it would have realized absent such change and the lease shall thereupon automatically be deemed to be amended to adopt such rental rate and values.

5. Minimum Lease Term: Lessee has the option of terminating the lease at the 24th month by returning all, but not less than all, the equipment herein specified, to a location and a condition specified by the Lessor, and by paying a fee of $400,000.00

    IN WITNESS WHEREOF, the Lessor and Lessee have each caused this Schedule to be duly executed as of the day and year first above written.

                    R-B Rubber Products, Inc.

                    By: /s/ Ronald L. Bogh

                    Ronald L. Bogh
                    President

                    U.S. BANCORP LEASING & FINANCIAL

                    By:

                    An Authorized Officer Thereof

Address for All Notices:
U. S. BANCORP LEASING & FINANCIAL
825 N. E. Multnomah, Suite 800
Portland, Oregon 97232

Machine Tool Finance Group	General Equipment Group
(800) 225-8029 (503) 797-0222	(800) 253-3468 (503) 797-0200

DELIVERY AND ACCEPTANCE CERTIFICATE [AS IS—WHERE IS]

Schedule Number 10809.001

    This Certificate is delivered to and for the benefit of Lessor and pertains to the following personal property (the "Property") which is the subject of Schedule Number 10809.001, dated as of October 19, 1995, to Master Lease Agreement, dated as of October 19, 1995, between U.S. BANCORP LEASING & FINANCIAL as Lessor and R-B Rubber Products, Inc. as Lessee (the "Lease"):

Tire Chip Infeed System (RB Rubber Inventory Control #RB95001—Omega Industries Auger Bin, Hydraulic Live Floor Trailer Drive)
Rotex Crumb Rubber Screen (RB Rubber Inventory Control #RB95002—Rotex Screen model 522A s/n R521294)
Recycled Crumb Rubber Air Conveyor (RB Rubber Inventory Control #RB95003—model 913 30hp Fan, Cyclone, Ductwork)
Primary Tire Shredder System (RB Rubber Inventory Control #RB95004—Untha model RS50TR-750-44 Shredder s/n 5089, Shredder Stand, Feed and Removal Conveyors)
Tier Wire Removal Magnets (RB Rubber Inventory Control #RB95005—Cross Belt Magnet Conveyors 1-model 10PCB6KEL & 2-model 8PCB5KEL)
Crumb Rubber Refiner Mill (RB Rubber Inventory Control #RB95006—Farrel 2 Roll Refiner Mill) Recycled Rubber Matting Cutting and Shearing System (RB Rubber Inventory Control #RB95007—Flow International Water Culler, Prometco Pinch Rollers, Entec Nozzle Assembly, Kizer Air Table)
Mat Press Infeed System (RB Rubber Inventory Control #RB95008—Scott Horizontal Ribbon Blender, Dings model 23108 Ferroplate Padeye, Toledo Flexmount model 2500 Motion Scale)
The above units are complete as equipped including, but not limited to, all attachments, accessories & replacements relating thereto.

To the extent that the above description has been altered by us or differs from the Property description set forth in the Lease (including, but not limited to, changes to model or serial numbers), we certify that such alterations or differences are accurate and we acknowledge that, based upon this certification: 1) the Lease is hereby amended to reflect the above Property description; and 2) Lessor is hereby authorized to execute on our behalf and to file amendment(s) to any Financing Statements filed under the Uniform Commercial Code in connection with the Lease, provided that all such amendments are consistent with the above Property description.

    WE HEREBY CERTIFY AND ACKNOWLEDGE that after full inspection of the Property specified herein or in any schedule attached hereto (the "Property") to our complete satisfaction we have decided to lease the Property from Lessor and to accept full responsibility for the Property "AS IS" and "WHERE IS," including (without limitation) the acceptance of full responsibility for any necessary delivery and/or installation thereof. We hereby waive any right we may have now or in the future to: i) reject the Property; ii) to revoke our acceptance thereof; iii) to demand delivery or installation thereof; or iv) to avoid or terminate our obligations under the Lease.

    WE HEREBY FURTHER CERTIFY AND ACKNOWLEDGE that: i) the Lessor is relying on this Certificate as a condition to making payment for the Property and that, upon Lessor's remitting or becoming obligated to remit such payment, Lessor has fully and satisfactorily performed and satisfied all its obligations under the Lease; and, ii) any and all conditions to the effectiveness of the Lease or to our obligations under the Lease have been satisfied, and that we have no defenses, set-offs or counterclaims to any such obligations, and that the Lease is in full force and effect.

    WE HEREBY FURTHER AGREE to indemnify and hold Lessor harmless from and against any and all losses and liabilities in any way arising out of any loss of or damage to the Property.

    IN WITNESS WHEREOF, we have executed this Certificate as of the 23rd day of October, 1995

R-B Rubber Products, Inc.
Upon a satisfactory installation and delivery please sign, date and return to:
U.S. BANCORP LEASING & FINANCIAL 825 N.E. Multnomah, Suite 800 Portland, Oregon 97232	By: /s/ Ronald L. Bogh Ronald L. Bogh President

ADDRESS FOR ALL NOTICES:
825 N.E. Multnomah, Suite 800
Portland, Oregon 97232

INSURANCE AUTHORIZATION

Note/Schedule Number 10809.001

To:	INSURANCE AGENT:	Hagan & Hamilton Ins.

ADDRESS:

	TELEPHONE NUMBER	472-2165
From:	NAME:	R-B Rubber Products, Inc.
	ADDRESS:	904 E. 10th Avenue
McMinnville, Oregon 97128

In connection with a financing arrangement, dated as of October 19, 1995 (the "Transaction") between ourselves and U.S. BANCORP LEASING & FINANCIAL, you are hereby authorized to issue a certificate of insurance naming U.S. BANCORP LEASING & FINANCIAL OR ASSIGNEE THEREOF as Additional Insured and as Loss Payee in the amount of $550,000.00, in regard to the Property which is the subject of the Tranaction, as here set forth or as set forth in any schedule attached hereto:

Tire Chip Infeed System (RB Rubber Inventory Control #RB95001—Omega Industries Auger Bin, Hydraulic Live Floor Trailer Drive)
Rotex Crumb Rubber Screen (RB Rubber Inventory Control #RB95002—Rotex Screen model 522A s/n R521294)
Recycled Crumb Rubber Air Conveyor (RB Rubber Inventory Control #RB95003—model 913 30hp Fan, Cyclone, Ductwork)
Primary Tire Shredder System (RB Rubber Inventory Control #RB95004—Untha model RS50TR-750-44 Shredder s/n 5089, Shredder Stand, Feed and Removal Conveyors)
Tier Wire Removal Magnets (RB Rubber Inventory Control #RB95005—Cross Belt Magnet Conveyors 1-model 10PCB6KEL & 2-model 8PCB5KEL)
Crumb Rubber Refiner Mill (RB Rubber Inventory Control #RB95006—Farrel 2 Roll Refiner Mill) Recycled Rubber Matting Cutting and Shearing System (RB Rubber Inventory Control #RB95007—Flow International Water Culler, Prometco Pinch Rollers, Entec Nozzle Assembly, Kizer Air Table)
Mat Press Infeed System (RB Rubber Inventory Control #RB95008—Scott Horizontal Ribbon Blender, Dings model 23108 Ferroplate Padeye, Toledo Flexmount model 2500 Motion Scale)
The above units are complete as equipped including, but not limited to, all attachments, accessories & replacements relating thereto.

The required coverage is to be provided in the Transaction, including, without limitation, fire, extended coverage, vandalism, theft and general liability.

We understand that if such certificate is not provided, U.S. BANCORP LEASING & FINANCIAL has the right under the Transaction to purchase such insurance at our expense.

R-B Rubber Products, Inc.
By: /s/ Ronald L. Bogh Ronald L. Bogh President

ADDRESS FOR ALL NOTICES:
825 N. E. Multnomah, Suite 800
Portland, OR 97232

SUBORDINATION AGREEMENT [SECURITY INTEREST]

Note/Schedule Number 10809.001

In order to induce U.S. Bancorp Leasing & Financial ("Obligee") to enter into one or more leases, loans, advances or other financial accommodations to R-B Rubber Products, Inc. ("Obligor") and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned ("Creditor"), intending to be legally bound, hereby agrees to subordinate, and does hereby subordinate, any and all right, title and interest (including, without limitation any lien or security interest) Creditor or any person claiming by or through Creditor may have now or hereafter in or to any property described immediately below, or listed on any schedule attached hereto which is executed by Creditor (all such property being referred to hereinafter as the "Collateral"):

Tire Chip Infeed System (RB Rubber Inventory Control #RB95001—Omega Industries Auger Bin, Hydraulic Live Floor Trailer Drive)
Rotex Crumb Rubber Screen (RB Rubber Inventory Control #RB95002—Rotex Screen model 522A s/n R521294)
Recycled Crumb Rubber Air Conveyor (RB Rubber Inventory Control #RB95003—model 913 30hp Fan, Cyclone, Ductwork)
Primary Tire Shredder System (RB Rubber Inventory Control #RB95004—Untha model RS50TR-750-44 Shredder s/n 5089, Shredder Stand, Feed and Removal Conveyors)
Tier Wire Removal Magnets (RB Rubber Inventory Control #RB95005—Cross Belt Magnet Conveyors 1-model 10PCB6KEL & 2-model 8PCB5KEL)
Crumb Rubber Refiner Mill (RB Rubber Inventory Control #RB95006—Farrel 2 Roll Refiner Mill)
Recycled Rubber Matting Cutting and Shearing System (RB Rubber Inventory Control #RB95007—Flow International Water Culler, Prometco Pinch Rollers, Entec Nozzle Assembly, Kizer Air Table)
Mat Press Infeed System (RB Rubber Inventory Control #RB95008—Scott Horizontal Ribbon Blender, Dings model 23108 Ferroplate Padeye, Toledo Flexmount model 2500 Motion Scale)
The above units are complete as equipped including, but not limited to, all attachments, accessories & replacements relating thereto.

to any right, title or interest (including, without limitation any lien or security interest) which Obligee may have now or hereafter in or to Collateral and any proceeds thereof.

Creditor hereby further agrees that it shall take no action of any kind to foreclose upon, dispose of or otherwise realize upon the Collateral without the prior written consent of Obligee.

This Agreement shall be a continuing agreement and shall not terminate notwithstanding the occurrence of any event whatsoever (including, without limitation, the creation or satisfaction of, or any increase or decrease in, any indebtedness or other obligation of Obligor to creditor or to Obligee, or any release, substitution, renewal of or in regard to any Collateral; or any bankruptcy, insolvency or reorganization of, or assignment for the benefit of creditors by, Obligor or any other person).

Creditor hereby waives notice of acceptance hereof and any and all other notices to which Creditor may be entitled in connection with the subject matter hereof. Obligee's rights hereunder may be assigned and reassigned in the sole discretion of Obligee or Obligee's assignee without any other or further notice to, or consent by, Creditor, Obligor or any other person.

This Agreement shall take the effect as a sealed instrument and shall be binding upon, and inure to the benefit of the parties hereto and the beneficiaries hereof and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the        day of             , 19    .

Key Bank of Oregon Mid-Valley CBC 416 State Street Salem, Oregon 97301
By: An Authorized Officer Thereof

ADDRESS FOR ALL NOTICES:
825 N.E. Multnomah, Suite 800
Portland, Oregon 97232

BILL OF SALE
1.
FOR VALUE RECEIVED R-B Rubber Products, Inc., whose address is 904 E. 10th Avenue, McMinnville, Oregon 97128 ("Seller"), does hereby sell to U.S. Bancorp Leasing & Financial, having its principal corporate office at 825 N.E. Multnomah, Suite 800, Portland, Oregon 97232 ("Buyer"), the following personal property ("Property"):

Tire Chip Infeed System (RB Rubber Inventory Control #RB95001—Omega Industries Auger Bin, Hydraulic Live Floor Trailer Drive)
Rotex Crumb Rubber Screen (RB Rubber Inventory Control #RB95002—Rotex Screen model 522A s/n R521294)
Recycled Crumb Rubber Air Conveyor (RB Rubber Inventory Control #RB95003—model 913 30hp Fan, Cyclone, Ductwork)
Primary Tire Shredder System (RB Rubber Inventory Control #RB95004—Untha model RS50TR-750-44 Shredder s/n 5089, Shredder Stand, Feed and Removal Conveyors)
Tier Wire Removal Magnets (RB Rubber Inventory Control #RB95005—Cross Belt Magnet Conveyors 1-model 10PCB6KEL & 2-model 8PCB5KEL)
Crumb Rubber Refiner Mill (RB Rubber Inventory Control #RB95006—Farrel 2 Roll Refiner Mill) Recycled Rubber Matting Cutting and Shearing System (RB Rubber Inventory Control #RB95007—Flow International Water Culler, Prometco Pinch Rollers, Entec Nozzle Assembly, Kizer Air Table)
Mat Press Infeed System (RB Rubber Inventory Control #RB95008—Scott Horizontal Ribbon Blender, Dings model 23108 Ferroplate Padeye, Toledo Flexmount model 2500 Motion Scale)
The above units are complete as equipped including, but not limited to, all attachments, accessories & replacements relating thereto.

2.
Seller promises that the Property is locate at:

904 E. 10th Avenue
McMinnville, Oregon 97128	Yamhill County
3.
Seller hereby transfers to the Buyer all right, title and interest, including any and all ownership interest, which the Seller has in or to the Property. Seller covenants and certifies that it is the owner of the Property, has the right to sell the same and warrants it free from all liens, encumbrances, claims and demands of all persons whomsoever.

4.
Seller promises that this sale is not part of a sale of all or substantially all of the assets of Seller, or part of a "bulk transfer" under the Uniform Commercial Code.

5.
Seller agrees to the terms of this Bill of Sale, acknowledges that it is given for good and valuable consideration, and acknowledges that Seller has received such consideration and that it is sufficient.

This BILL OF SALE is made October 19, 1995;

R-B Rubber Products, Inc. [Seller]
By: /s/ Ronald L. Bogh Ronald L. Bogh President

ADDRESS FOR ALL NOTICES:
825 N. E. Multnomah, Suite 800
Portland, OR 97232

QuickLinks

  Exhibit 10.17